Exhibit 10.1

AMENDMENT ONE TO

STRATEGIC HOTELS & RESORTS, INC.

VALUE CREATION PLAN AND

STRATEGIC HOTELS & RESORTS, INC.

UNIT AGREEMENT

UNDER STRATEGIC HOTELS & RESORTS, INC.

VALUE CREATION PLAN

For good and valuable consideration, the receipt of which is hereby acknowledged, Strategic Hotels & Resorts, Inc. (“Company”) and the undersigned as a Participant in the Strategic Hotels & Resorts, Inc. Value Creation Plan (“Plan”) agree that no shares of Common Stock issued by the Company pursuant to the transaction pursuant to which the Company shall issue common stock to an affiliate of DND Hotel JV Pte Ltd., a Singapore limited liability company in exchange for a 49% ownership interest in that property commonly known as the InterContinental Chicago Hotel shall be treated as outstanding shares of Common Stock for purposes of determining Normal Unit Distributions pursuant to Section 7.2 of the Plan or for purposes of determining Change of Control Unit Distributions pursuant to Section 7.3 of the Plan. Capitalized terms that are not defined in this document have the meanings given to them in the Plan. This document constitutes an amendment to Section 7.2 and Section 7.3 of the Plan as well as an amendment to the Unit Agreement under the Plan previously entered into by the Company and the undersigned.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year indicated below.

STRATEGIC HOTELS & RESORTS, INC.

Date:	May 23, 2011	By:
Its:

Date:	May 23, 2011
[Name of Participant]